EXHIBIT 99.3

1997 STOCK OPTION PLAN OF
PATHLIGHT TECHNOLOGY, INC.

1. Purpose

       The purpose of this Stock Option Plan (the “Plan”) is to advance the interests of Pathlight Technology, Inc. (the “Company”) and its shareholders by permitting the Company to provide, through options to purchase the Common Shares, $ .01 par value (“Shares”), of the Company, long-term incentives and rewards to consultants, officers and other key employees responsible for the success and growth of the Company and to attract and retain such persons on a competitive basis. It is the intent of the Company that such individuals be encouraged to obtain and retain an equity interest in the Company and each optionee will be specifically apprised of said intent.

2. Effective Date

       The effective date of the Plan shall be the date on which the Plan is adopted by the Board of Directors of the Company. Options may be granted to optionees on and after such date, but all such options shall be conditioned upon ratification of the Plan by the shareholders within twelve months after the date of its adoption by the Board of Directors.

3. Shares of Stock Subject to the Plan

       Subject to adjustment as provided in Section 9(g) below, an aggregate of 3,239,716 Shares shall be available for grant under the Plan. Such Shares may be authorized but previously unissued Shares or Shares repurchased by the Company, including Shares purchased in the open market. In the event that any outstanding option under the Plan for any reason expires or is terminated, the Shares allocable to the unexercised portion of such option may again be available for subsequent option grants under the Plan.

4. Administration of the Plan

       The Plan shall be administered by the Board of Directors (“Board”) of the Company, and the Board shall select the optionees to whom options may be granted, determine the number of Shares to be offered to each such optionee, determine when options may be exercised, and interpret, construe and implement the provisions of the Plan.

       Subject to the express provisions and limitations of the Plan, the Board shall also have authority to construe the respective options and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the term and provisions not specified in or incorporated with the Plan to be included in the respective options (which need not be uniform) and to make all other determinations necessary or advisable for administering the Plan.

       The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option in the manner and to the extent appropriate, and it shall be the sole and final judge in such circumstances. All actions or determinations of the Board on the matters referred to in this section shall be conclusive. No member of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

5. Eligible Persons

       The class of persons eligible to receive options under the Plan will consist of officers, consultants and key employees of the Company. In making its determination as to whether an option will be granted under the Plan and the number of Shares to be subject to each option, the Board will take into account the duties of the director, consultant, officer or employee, the present and potential contributions of that person to the success of the Company and other factors which the Board, in its discretion, consider to be reasonable and appropriate in connection with accomplishing the purposes of the Plan.

       The Board also may authorize the granting of options to prospective employees of the Company. In the case of a prospective employee, grant of the option shall be on the condition of employment by the Company in a key position, and the date of the grant of the option shall be the date such employment begins or such later date as the Board may have specified when authorizing the grant. If the Board shall so determine, additional options under the Plan may be granted to optionees who hold or have held options under this or other stock option plans of the Company, and options under the Plan may be granted in substitution for options granted under this or other stock option plans of the Company.

6. Grant of Options

       Options may be granted to such eligible key employees, consultants, and officers, and in such amounts, as the Board, in its discretion may from time to time determine. These options may be either Incentive Stock Options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) or Non-Qualified Stock Options (i.e., stock options which are not incentive stock options), or a combination of both, provided, however, that Incentive Stock Options shall be awarded only to employees of the Company or any subsidiary of the Company. Options may contain dissimilar provisions provided that all such provisions are consistent with the Plan.

       The options shall be evidenced by Stock Option Agreements in such form as the Board shall approve from time to time, which Agreements shall conform to the Plan.

7. Provisions of Incentive Stock Options

       Each Incentive Stock Option granted under the Plan will contain the provisions of Section 9, and in addition, such terms, conditions and restrictions as the Board deems to be reasonable and appropriate and in the best interests of the Company, including the following:

       (a) Number of Shares. Each option will specify the number of Shares which may be acquired.

       (b) Purchase Price. The option price per Share shall be not less than 100% of the fair market value of the Company’s Shares at the time such option is granted, as determined in good faith by the Board, provided that, in the event the option holder owns more than 10% of the combined voting power of all classes of stock of the Company or of a parent or subsidiary of the Company (“Ten Percent Shareholder”) at the time of the grant, then the purchase price will be not less than 100% of such market value. Subject to the foregoing, the Board shall have full authority and discretion to fix the option price and shall be fully protected in so doing.

       (c) Fair Market Value Limitation. The fair market value (determined as of the date the option is granted) of Shares for which Incentive Stock Options are exercisable for the first time by an employee in any calendar year (under this Plan or any other plan that provides for the granting of Incentive Stock Options) may not exceed $100,000.

       (d) Disqualifying Disposition. In the event of a disposition of Shares acquired upon exercise of an option which is deemed “disqualifying” under Section 422 of the Code, so as to require the withholding of federal, state or local taxes, the option holder agrees promptly to pay to the Company the amount of such taxes if the Company is unable to the withhold the necessary sums.

8. Provisions of Non-Qualified Stock Options

       Each Non-Qualified Stock Option granted under the Plan will contain the provisions of Section 9 and in addition, such terms, conditions and restrictions as the Board deems to be reasonable and appropriate and in the best interests of the Company, including the following:

       (a) Number of Shares. Each option will specify the number of Shares which may be acquired.

       (b) Purchase Price. The purchase price of the Shares under each option shall be determined by the Board in its sole discretion. The purchase price may be less than the fair market value of the Shares at the time of granting, but may not be less than twenty-five percent (25%) thereof.

       (c) Withholding. Each option shall provide that the option holder shall agree to pay to the Company upon exercise of the option all federal, state and local taxes required to be withheld. The Board may, nevertheless, determine to withhold from the Shares to be issued that number of Shares valued at their fair market value at the time, that would satisfy the amount required to be withheld.

9. Provisions Applicable to All Stock Options

       (a) Term. Each option granted pursuant to this Plan shall be exercisable in full or in installments at such time or times and during such periods as the Board, in its sole discretion, may determine at the time such option is granted, provided, however, that no option shall be exercised after the expiration of ten (10) years from the date it is granted and provided further that no incentive stock option granted to a Ten Percent Shareholder shall be exercisable more than five years from the time it is granted.

       (b) Exercise and Payment. To exercise an option, the option holder shall deliver to the Company a written notice specifying the number of Shares being purchased accompanied by payment in full for the Shares being purchased. Each option will provide that the purchase price of any Shares purchased upon exercise of the option shall be payable in full on the exercise date, in cash or by check, or, in the discretion of the Board, by delivery of Shares owned by the option holder (with appropriate documents of transfer), by surrender of exercisable options to purchase Shares, or by any combination of the foregoing. Any Shares so delivered shall be valued at the fair market value of the Shares on such date. Any options so surrendered shall be valued at the difference between the fair market value of the Shares at the time of surrender and the exercise price thereof.

       (c) Transfer. Each option by its terms will be exercisable, during the lifetime of the option holder to whom it is granted, only by the option holder and will not be transferable otherwise than by will or the laws of descent and distribution.

       (d) Termination Except Death. In the event that the employment or other relationship underlying the issuance of the option of an optionee is terminated for cause, such optionee’s option rights both accrued and future under any then outstanding option shall be forfeited and terminated immediately and may not thereafter be exercised to any extent.

       In the event that the employment or other relationship underlying the issuance of the option of the optionee is terminated for any reason other than cause, or optionee’s death, subject to the condition that no option shall be exercisable after the expiration of ten (10) years from the date it is granted, such optionee shall have the right to exercise the option at any time within three (3) months after such termination of employment or other relationship underlying the issuance of the option or resignation or removal from office, unless with respect to non-qualified stock options the Board shall otherwise provide. This right of exercise shall exist to the extent the optionee’s right to exercise such option has accrued pursuant to subparagraph 9(a) of the Plan and had not previously been exercised at the date of such termination except that in the case of a permanent disability or a retirement approved by the Board, the Board may accelerate the vesting of such option at the time of the disability or at the time the retirement is approved. The granting of an option to an eligible person does not alter in any way the Company’s right to terminate such person’s employment or office or other relationship at any time for any reason, nor does it confer upon such person any rights or privileges except as specifically provided for in the Plan.

       (e) Death of Optionee and Transfer of Option. If the optionee shall die while in the employ of the Company or while in office or within a period of three (3) months after the termination, other than for cause, of optionee’s duties with the Company, and optionee shall not have fully exercised the option, the option may be exercised, subject to the condition that no option shall be exercisable after the expiration of ten (10) years from the date it is granted, to the extent that the optionee’s right to exercise such option had accrued pursuant to subparagraph 9(a) of the Plan at the time of optionee’s death and had not previously been exercised, (or to the extent that the Board within thirty (30) days of the date of death shall have accelerated the vesting of the option) at any time within one (1) year after the optionee’s death, by the executors of administrators of the optionee or by any person or persons who shall have acquired the option directly from the optionee by bequest or inheritance.

       No option shall be transferable by the optionee otherwise than by will or the laws of descent and distributions.

       (f) Acceleration Under Certain Circumstances. Notwithstanding any provisions contained in this Plan or in a Stock Option Agreement deferring the right of an optionee to exercise an option, the option shall, at the discretion of the Board, become fully vested and the optionee shall be entitled to exercise such option, in whole or in part, during the 30-day period (i) following the first purchase of Shares of the Company pursuant to a tender offer or exchange offer (other than an offer by the Company) for all, or any part of, the Company’s shares or (ii) commencing on the date of approval by the shareholders of the Company of an agreement for (a) a merger or consolidation or similar transaction in which the Company will not survive as an independent corporation, or (b) a sale, exchange or other disposition of all or substantially all of the Company’s assets, and/or (iii) preceding the effective date of a registration statement for sale of the Company’s shares to the public.

       (g) Adjustment Upon Changes in Capitalization. In the event of a reorganization, recapitalization, stock split, stock dividend, stock distribution, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or Shares of the Company, the Board shall make such adjustment, if any, as it may deem appropriate in the number and kind of Shares authorized by the Plan, in the number and kind of Shares covered by the options granted and in the option price. Any such adjustment may provide for the elimination of any fractional shares which otherwise might become subject to any option without payment therefor.

       (h) Modification, Extension and Renewal of Options. Subject to the terms and conditions and within the limitations of the Plan, the Board may modify, extend or renew outstanding options granted under the Plan, or accept the surrender of outstanding options under the Plan or under any other stock option plan of the Company (to the extent not theretofore exercised) and authorize the granting of new options under the Plan in substitution therefor (to the extent not theretofore exercised).

10. Rights as a Shareholder

       No rights as a shareholder shall exist with respect to any Shares covered by an option until the date of the issuance of stock certificate for such Shares. Stock certificates will be issued within thirty (30) days of option exercise.

11. Government Regulations

       The Plan, the options and the Shares so affected will be subject to all applicable federal and state statutes, rules and regulations, including, without limitation, all applicable federal and state securities laws. If, in the opinion of the

Company’s counsel, the transfer, issue or sale of any Shares under the Plan is not lawful for any reason, the Company will not be obliged to transfer, issue or sell any Shares.

12. Investment Purpose

       Each option under the Plan shall be granted only on the condition that all purchases of Shares thereunder shall be for investment purposes, and not with a view to resale or distribution, except that the Board may make such provision in options granted under this Plan as it deems necessary or advisable for the release of such condition upon the registration with the Securities and Exchange Commission of Shares subject to the option, or upon the happening of any other contingency warranting the release of such condition.

13. Restrictions on Issuing Shares

       The exercise of each option shall be subject to the condition that if at any time the Company shall determine in its discretion that the listing, registration or qualification of any Shares otherwise deliverable upon such exercise upon any securities exchange or under any state or federal law, or that the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of Shares pursuant thereto, then in any such event, such exercise shall not be effective unless such listing, resignation, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

14. Amendment and Termination of the Plan

       The Board may terminate the Plan or make such modifications or amendments thereof as it shall deem advisable, or in order to conform to any change in any law or regulation applicable thereto, except that no such amendment or modification shall change the number or characteristics of the Shares issuable under the Plan (subject to adjustment pursuant to Section 9(g) hereof) unless such amendments or modification shall have the approval of the holders of a majority of the then outstanding Shares of the Company. No amendment or modification shall apply to adversely affect any optionee with respect to whom an option shall heretofore have been granted.

15. Application of Funds

       The proceeds received by the Company from the sale of Shares pursuant to options may be used for any corporate purposes.

16. No Obligation to Exercise Options

       The granting of an option shall impose no obligation upon the optionee to exercise such option.

17. Fair Market Value

       For purposes of this Plan, the “fair market value” of the Company’s Shares on a given date shall be (i) if the Shares are listed on a National Exchange, the mean between the highest and the lowest quoted selling price of said Shares on such stock exchange on such date, provided at least one sale of said Shares took place on such exchange on such date, and, if not, then on the basis of the closing price of the last preceding date on which at least one sale on such exchange did occur, or (ii) if the Shares are not listed on a National Exchange, the mean between dealer “bid” and “ask” prices of the Shares in Rochester, New York, over-the-counter market on such date, as reported by the National Association of Securities Dealers, Inc., or (iii) if the Shares are not publicly traded, the value as determined by the Board in good faith.

18. Time of Granting

       Neither anything contained in the Plan or in any resolution adopted or to be adopted by the Board or the shareholders of the Company nor any action taken by the Board shall constitute the granting of any option. The granting of an option shall take place only when a written option agreement substantially in the form of the option agreement which is attached hereto and marked Exhibit A shall have been duly executed and delivered by or on behalf of the Company and the optionee to whom such option shall be granted.

19. Financing

       In the discretion of the Board, the Company may guarantee bank loans or make loans to an option holder to finance the option price of the shares purchased upon the exercise of an option and also to figure payment by the option holder of income taxes incurred with such exercise upon the following terms and conditions:

       (a) Term of Loan. Each loan or guaranty will extend for a period of not more than five (5) years.

       (b) Promissory Note. Each loan will be evidenced by a promissory note given by the option holder and for which the option holder shall have full personal liability. Each such note shall bear interest at such rate per annum as determined by the Board which interest shall be not less than the rate in effect for the Company’s senior indebtedness to a financial institution and shall be payable at such times as determined by the Board but at least no less frequently then annually. Payments of principal, or installments hereof, need not be required by the terms of the notes, but may be required thereby if so determined by the Board. Principal and interest may be prepaid in whole or in part, from time to time, without penalty. Each such note shall in all events become due and payable without demand on the fifth anniversary of the date of the note, or upon the option holder’s failure to pay any installment of principal and interest when due or within 30 days thereafter, or immediately upon the insolvency or bankruptcy of the option holder, or within 30 days from the date of termination or his employment or office for whatever cause, excepting only death, disability and retirement. In the event of the death of an option holder, such note shall become due and payable without demand 9 months from the date of such death. In event of the disability or retirement of a participant such note shall become due and payable without demand 3 months from the date of such permanent disability or approved retirement.

       (c) Pledge of Shares. Each note or guaranty will be secured by a pledge of the shares purchased with the proceeds of the loan which shall be deposited with the Company. Dividends paid on shares subject to the pledge shall be first applied against interest charges due upon the bank loan, or the note secured, with any balance applied to reduce the principal thereof. Regardless of any other provision of this Plan, shares pledged to secure the guaranty or note may not be withdrawn from the pledge unless the proportionate amount of the guaranteed bank loan or the note secured thereby shall be immediately repaid.

       (d) Other Terms and Conditions. All such notes, guaranty and pledges may contain such further terms and conditions consistent with this Plan, including provisions for additional collateral security, as may be determined by the Board from time to time.

       (e) Approval by Shareholders. Approval and adoption of this Plan by the stockholders of the Company shall constitute full and complete authorization for any guaranty, loan or interest reimbursement made to or on behalf of the option holder.

       (f) Loans to Non-Employee Directors and Consultants. Notwithstanding anything contained herein to the contrary, if at the time such loan is granted the Company’s shares are traded publicly, each note or guaranty representing a loan or guaranty to a Non-Employee Director or Consultant shall be secured by a pledge of shares as then applicable federal regulations may require, or by such other or additional collateral security as the Board deems appropriate and in the best interests of the Company.

20. Governing Law

       The Plan shall be construed and enforced in accordance with the laws of New York State.

21. No Right to Continued Employment

       Participation in the Plan shall not give any employee any right to remain in the employ of the Company. The Company reserves the right to terminate any participant at any time.

22. Term of Plan

       Options may be granted pursuant to the Plan from time to time within a period of ten (10) years from the date the Plan is adopted by the Board of Directors.

Date Plan adopted by Board of Directors: July 3, 1997

Date Plan ratified by Shareholders: October 7, 1997